UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 16, 2010

CONVERTED ORGANICS INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33304	204075963
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

137A LEWIS WHARF, BOSTON, Massachusetts		02110
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-624-0111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 16, 2010, we received a letter from the NASDAQ Stock Market ("NASDAQ") notifying us that we do not currently meet the minimum of $2,500,000 in stockholders' equity requirement set forth in NASDAQ Listing Rule 5550(b)(1) (the "Listing Rule") (the "Letter"). On our Form 10-Q for the quarter ended June 30, 2010 that was filed with the Securities and Exchange Commission on August 13, 2010, we reported stockholders' equity of $2,152,450. In addition, the Letter states that as of August 13, 2010, we did not meet the Rule's compliance alternatives of either market value of listed securities of $35 million or $500,000 of net income from continuing operations in the most recently completed fiscal year or in two of the last three most recently completed fiscal years. As such, we are currently not in compliance with the Listing Rule.

Pursuant to the Letter, we have 45 calendar days, or until September 30, 2010, to submit a plan to regain compliance to NASDAQ and if NASDAQ accepts our plan, NASDAQ can grant an extension of up to 180 calendar days from the date of the Letter for us to regain compliance with the Listing Rule. The Company plans to submit a plan of compliance by the required deadline, such plan will include debt restructuring of the Company, as well as completion of the TerraSphere acquisition if such acquisition is approved by Company stockholders on August 31, 2010. Management and the Board of the Directors of the Company encourage all stockholders to vote their shares in connection with the TerraSphere acquisition.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERTED ORGANICS INC.

August 20, 2010	By:	/s/ Edward J. Gildea

Name: Edward J. Gildea
Title: President and CEO